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                                 Services Agreement

To Jonathan J. Ledecky:

     This Agreement establishes the terms of your continuing employment with U.S. Office Products Company, a Delaware corporation (the "Company"). You and the Company agree that your changing role with the Company and expected role with the entities proposed (as of January 13, 1998) to be distributed to the Company's shareholders in spinoffs (the "Spincos") warrant a replacement of your amended and restated employment agreement with the Company dated as of November 4, 1997 (the "1997 Agreement"). This Agreement is contingent on and subject to the closing of the distributions (the "Distributions") of the Spincos (or such subset of the Spincos as the Company completes in accordance with the plan approved by the Company's Board of Directors (the "Board") on January 12, 1998). If the Distributions do not close by September 30, 1998, this Agreement will have no force or effect and your 1997 Agreement will remain in place and in effect.

Duties You agree to serve as consultant to the Company to provide mutually agreed services. You are resigning from the Board effective as of and contingent on the Distributions.

Term The term of this Agreement runs from the closing date of the Distributions (the "Closing Date") through June 30, 2001, unless earlier terminated as provided in this Agreement for breach of the No Competition provision.

Salary You will receive an annual salary of $48,000 from the Closing Date.

Company                  Your Company options will continue to vest and be
Options                  exercisable on their current schedules while the
                         Company employs you. All unvested options will vest and be exercisable at your death.

                         The Company will adjust the exercise price of your options consistent with adjustments for substantially all of the other optionholders' options.

                         Your existing Company options will not convert into Spinco options.

                         The Company will accelerate your options if and to the extent that the Company accelerates the exercisability of options for substantially all management optionholders.

                         You waive any claim to participate in any matching or reload program that may apply to other employees of the Company.

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                         The unexercised portions of your Company options will
                         expire if you violate the No Competition provision as it applies to the Company.

Moving You agree to relocate out of your current office space, and the Company will reimburse your moving expenses (not to exceed $5,000).

Spinco Compensation      You will receive options in the Spincos in
                         consideration for noncompetition protection and certain mutually agreed advisory services as an employee of each Spinco. You will not receive any other compensation unless separately agreed.

           Option Your Spinco options will cover 7.5% of the outstanding common stock of each Spinco determined as of the Distribution Date, with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits).

           Term          Each Spinco option will expire ten years from Closing
                         Date.

           Price Each Spinco option will have a per share exercise price equal to the fair market value of each Spinco company's stock, determined based on the initial trading price on the day each Spinco stock is first publicly traded (the "First Trade Date").

           Schedule Each Spinco option will be fully exercisable and vested as to 5% of the stock when granted, with the 5% determined as of the Distribution Date and with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits). It will vest and be exercisable as to the remaining portions of the option as follows:

                              (i) as of the 18-month anniversary of the First Trade Date if the average closing trading price over the 15 business days preceding that anniversary date exceeds the initial trading price (with the price adjusted for stock splits or reverse stock splits or other corporate events that cause Spinco to adjust substantially all outstanding options) by at least 25% or

                              (ii) as of the sixth anniversary of the First Trade Date if the first clause condition is not met and if you are still employed by the Spinco.

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                         Your Spinco options with respect to a particular Spinco
                         will accelerate if and to the extent the relevant
                         Spinco accelerates the options for substantially all management optionholders.

                         All unexercised portions of Spinco options with respect to a particular Spinco will expire if you violate the No Competition provision as it applies to the respective Spinco.

                         All unexpired options will vest and be exercisable at your death.

Termination              The Company can terminate your employment under this
                         Agreement only if you violate the No Competition provision.

Severance                If your employment terminates for any reason, you will
                         not receive severance or termination pay. Except to the extent the law or the terms of an applicable plan requires otherwise, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation or to participate in any other plan, arrangement, or benefit, after your termination of employment, other than with respect to your options.

No Competition           The Company agrees to release you from the obligation
                         under your 1997 Agreement to notify the Company regarding corporate opportunities.

                         Consistent with certain of your prior obligations under the 1997 Agreement, you will not, until after the fourth anniversary of the Closing Date, for any reason whatsoever, directly or indirectly, for yourself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, or business of whatever nature:

                              (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company within 100 miles of where the Company or where any of the Company's subsidiaries or affiliates conducts business, including any territory serviced by the Company or any of such subsidiaries (the "Territory"), where "products or services" are determined for this clause with respect to products or services offered on or before the date of this Agreement by the Company and/or any of the Spincos;

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                              (ii) call upon any person who is, at that time,
                              within the Territory, an employee of the Company (including the respective subsidiaries and/or affiliates thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the Company's employ (including the respective subsidiaries and/or affiliates thereof) other than a member of your immediate family; or

                              (iii) call upon any person or entity that is, at that time, or that has been, within one year prior to that time, a customer of the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory.

                    In addition to (and not in lieu of) the restriction contained in clause (ii) above, you agree that, during the period that the restrictions contained in this No Competition remain in effect, and so long as you are employed by, or otherwise affiliated with, Consolidation Capital Corporation ("CCC"), you will not, directly or indirectly, offer employment with CCC to, or otherwise allow CCC to employ, any person who is employed by the Company or a subsidiary of the Company at the time; or

                              was so employed by the Company or a subsidiary of the Company within one year prior to such time; or

                              provides (or within the prior year provided) substantial service to the Company or a subsidiary of the Company as part of an entity that is or was a vendor or other outside service provider to the Company or any subsidiary; provided, however, that this provision regarding vendors and outside service providers will not apply after the Closing Date. In addition, the Company specifically agrees that you may hire Jackie Scott and Amy Blodgett, notwithstanding anything to the contrary in the 1997 Agreement.

                    Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit you from acquiring capital stock in CCC or serving as an officer, director or employee or consultant to CCC, or acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter; provided that such actions do not otherwise breach your obligations hereunder.

                    Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, you agree that the Company may enforce the No Competition provisions by injunctions and restraining orders.

                    You and the Company agree that the No Competition provisions impose a reasonable restraint on you in light of the Company's activities and business (including the Company's subsidiaries and/or affiliates) on the date of the execution of this Agreement (including the Company's subsidiaries).

                    You and the Company further agree that, if you cease to be employed hereunder and enter into a business or pursue other activities not in competition with the Company (including the Company's other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this No Competition provision, and in any event such new business, activities, or location are not in violation of this No Competition provision or of your obligations under this No Competition provision, if any, you will not be chargeable with a violation of this provision if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar, or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

                    The covenants in this No Competition provision are severable and separate, and the unenforceability of any specific covenant does not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                    All of the covenants in this No Competition provision shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of four years stated at the beginning of

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                    this No Competition provision, during which your agreements and covenants made in this provision shall be effective, are computed by excluding from such computation any time during which you are in violation of any provision of the No Competition provision.

                    Notwithstanding any of the foregoing, if any applicable law reduces the time period during which you are prohibited from engaging in any competitive activity described in this provision, you agree that the period for prohibition shall be the maximum time permitted by law.

                    You specifically agree that the Company and the Spincos have provided you with sufficient consideration for the extension of your existing No Competition obligations to four years and for the assignment of this provision to the Spincos.

                    After the Distributions, you agree that the Company will assign to each Spinco the ability to enforce the noncompetition provisions as to its own business.

Other               The Company acknowledges that you are also employed by other
Employment          entities, including Consolidation Capital Corporation, and agrees that such dual employment does not breach this Agreement, unless and to the extent that you thereby violate the No Competition provisions.

Return of           All records, designs, patents, business plans, financial
Company             statements, manuals, memoranda, lists and other property
Property            delivered to or compiled by you by or on behalf of the
                    Company (including the respective subsidiaries thereof) or their representatives, vendors, or customers that pertain to the business of the Company (including the respective subsidiaries thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, you must deliver all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, or future plans of the Company that you have collected or obtained promptly to the Company without request by it upon your cessation of employment.

Trade Secrets       You agree that you will not, during or after the term of
                    this Agreement with the Company, disclose the specific terms of the Company's (including the respective subsidiaries thereof) relationships or agreements with its or their respective significant vendors or customers or any other significant and material trade secret of the Company
                    (including the respective subsidiaries thereof) whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

Indemnification     If you are made a party to any threatened, pending, or
                    completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against you), by reason of the fact that you are or were performing services under this Agreement or the 1997 Agreement then the Company must indemnify you against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by you in connection therewith to the fullest extent provided by Delaware law and in accordance with the Company's Bylaws. Further, while you are expected at all times to use your best efforts to faithfully discharge your duties under this Agreement, the Company will not hold you liable to itself for errors or omissions made in good faith where you have not exhibited gross, willful, or wanton negligence or misconduct or performed criminal or fraudulent acts that materially damage the business of the Company; provided, however, that this sentence shall not apply to acts or omissions between the effective date of the 1997 Agreement and the Closing Date.

No Prior Agreements You hereby represent and warrant to the Company that your execution of this Agreement, your employment by the Company, and the performance of your agreements hereunder will not violate or be a breach of any agreement with a former or current employer, client, or any other person or entity. Further, you agree to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention, or secrecy agreement between you and such third party that was in existence as of the date of this Agreement.

Complete            This Agreement is not a promise of future employment.  You
Agreement           have no oral representations, understandings, oragreements with the Company or any of its officers, directors, or representatives cover ing the same subject matter as this Agreement. This written Agreement is the final, complete, and exclusive state ment and expression of the agreement between the Company and you with respect to all the terms of this Agreement, and it cannot be varie d, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agree ments. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and you, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

Notice Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                    To the Company:     U.S. Office Products Company
                                        1025 Thomas Jefferson Street, N.W.
                                        Suite 600
                                        Washington, D.C.  20007
                                        Attention:  General Counsel

                    To Employee:        Jonathan J. Ledecky
                                        1400 34th St.,  N.W.
                                        Washington, D.C.  20007

                    Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Notice provision.

Severability        If any portion of this Agreement is held invalid or
                    inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the comparable provisions in the No Competition provision.

Governing Law       This Agreement shall in all respects be construed according to the laws of the State of Delaware, other than those relating to conflicts of laws. Any decision as to breaches of this Agreement or any provision herein shall be made pursuant to a final, nonappealable decision of a court.

Binding Effect      This Agreement binds and benefits the Company and each of
and Assignment      the Spincos, each of their respective successors or assigns, and your heirs and the personal representatives of your estate. Without the Company's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it. You specifically agree that the Company may assign its rights under No Competition, in whole or in part, to each Spinco with respect to such Spinco's business.

Superseding         Contingent upon the Closing and effective only in that
                    event,

Effect this Agreement supersedes any prior oral or written employment or severance agreements between you and the Company (including specifically your 1997 Agreement (including but not limited to its Change of Control provisions) but specifically excluding your options to purchase Company stock). Contingent upon the Closing and effective only in that event, the 1997 Agreement will terminate as of the Closing Date. Except as set forth above, this Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

Negotiated          You agree that you have consulted with counsel of your own
Agreement           selection and have negotiated the terms of this Agreement
                    with the Company. You and the Company agree that this Agreement should not be construed against either party as the "drafter."



                                       U.S. Office Products Company

Date: January 13, 1998             By: /s/ Thomas Morgan
     --------------------             --------------------------------
                                       Thomas Morgan
                                       President and Chief Executive Officer

I agree to and accept these terms:

Date: January 13, 1998                 /s/ Jonathan J. Ledecky
     --------------------             ---------------------------------
                                       Jonathan J. Ledecky


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